EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:	Lara E. Ramsey, President and CEO	Lora M. Jones, Treasurer & CFO
	(540) 951-6250 lramsey@nbbank.com	(540) 951-6238 ljones@nbbank.com

National Bankshares, Inc. Reports Results for the Three and Twelve Months Ended December 31, 2025

BLACKSBURG, VA., January 22, 2026 -- National Bankshares, Inc. (“the Company”) (Nasdaq: NKSH), parent company of The National Bank of Blacksburg (“the Bank”) and National Bankshares Financial Services, Inc., today announced its results of operations through the fourth quarter of 2025. The Company reported net income of $15.83 million or $2.49 per diluted common share for the twelve months ended December 31, 2025. This compares with net income of $7.62 million or $1.24 per diluted common share for the twelve months ended December 31, 2024. For the three month period ended December 31, 2025, the Company reported net income of $5.88 million or $0.92 per diluted common share. This compares with net income for the three month period ended December 31, 2024 of $3.08 million or $0.48 per diluted common share. National Bankshares, Inc. ended December 31, 2025 with total assets of $1.82 billion.

Lara E. Ramsey, President and CEO, commented, "National Bankshares performed well in 2025, with net income up by $8.2 million over the previous year. Higher loan yields and lower deposit costs drove net interest margin improvement and delivered the vast majority of 2025’s net income gains.”

Ms. Ramsey continued, “In 2025, we successfully implemented key elements of our long-term strategy. Our core systems conversion is already delivering enhancements in customer experience and has empowered our ability to offer innovative new products and services. Our new branch facilities in Roanoke and Lynchburg open the door for expansion in markets with dynamic economies. In 2026 and beyond, we remain committed to growing value for our customers and our shareholders while elevating our brand as the bank of choice in the communities we serve."

Comparability

The Company acquired Frontier Community Bank ("FCB") on June 1, 2024. In accordance with generally accepted accounting principles, periods prior to June 1, 2024 have not been restated and do not include assets acquired, liabilities assumed or results of operations related to FCB prior to acquisition. On the date of merger, the transaction increased the Company's stockholders' equity by $14.3 million and added loans of $118.7 million, goodwill of $4.9 million, core deposit intangibles of $2.1 million, and customer deposits of $129.7 million. More information about assets acquired and liabilities assumed is provided in the Company's 2024 Form 10-K.

During the second quarter of 2025, the Company reclassified certain deposit products between savings deposits and time deposits, and made other minor reclassifications. Prior periods are presented on a comparable basis.

Highlights

Net Interest Income

The net interest margin improved when the fourth quarter of 2025 is compared with the third quarter of 2025 and when the twelve month periods ended December 31, 2025 and December 31, 2024 are compared, due to lower deposit costs and higher loan yields.

Noninterest Income

During the fourth quarter of 2025, other income increased due to dividends from certain equity method investments and higher insurance and investment commissions when compared with the third quarter of 2025. Noninterest income during the third quarter of 2025 reflected receipt of an incentive payment recorded in credit and debit card fees, a large estate fee included in trust income, and higher income from the Bank's secondary market mortgage operation. When comparing the

101 Hubbard Street / Blacksburg, Virginia 24060

P.O. Box 90002 / Blacksburg, Virginia 24062-9002

540 951-6300 / 800 552-4123

www.nationalbankshares.com

twelve month periods ended December 31, 2025 and 2024, incentive payments reflected in credit and debit card fees, higher insurance and securities commissions recorded in other income and growth in trust income drove the year-over-year increase.

Noninterest Expense

Noninterest expense increased when the fourth quarter of 2025 is compared with the third quarter of 2025 due to an increase in salaries and employee benefits, occupancy expense and data processing expense. When comparing the twelve month periods ended December 31, 2025 and 2024, higher noninterest expense is reflective of both the core system conversion and operations of the combined Company, which include the acquired operations of FCB. Noninterest expense in 2024 includes merger expenses related to the FCB acquisition.

Securities and Borrowings

During the fourth quarter of 2025, the Company invested $35 million in securities and fully repaid borrowings as of December 31, 2025. Analysis as of December 31, 2025 did not indicate credit risk concerns with any of the Company’s securities.

Deposits
Deposits increased from the end of the third quarter to December 31, 2025. Company’s depositors within its market areas are diverse and include individuals, businesses and municipalities. The Company does not have any brokered deposits. Depositors are insured up to the FDIC maximum of $250 thousand. Municipal deposits, which account for 23.0% of the Company’s deposits, have additional security from bonds pledged as collateral, in accordance with state regulation. Of the Company’s non-municipal deposits, approximately 19.75% are uninsured.

Liquidity

The Company’s liquidity position remains solid. The Company maintains borrowing lines with the Federal Home Loan Bank of Atlanta (“FHLB”) and the Federal Reserve that provide substantial borrowing capacity. Combined with a low loan-to-deposit ratio, positive results of the latest liquidity stress testing and success of deposit marketing, the Company believes it is well positioned to meet foreseeable liquidity demands.

Loans and Credit Quality

Loans decreased from September 30, 2025, primarily driven by large payoffs in commercial real estate loans. The Company is positioned to continue to make every loan that meets its underwriting standards. Loan metrics continue to reflect low credit risk, with low charge-off and past due levels. The Company's measurement of credit risk resulted in a recovery to the allowance for credit losses on loans for the fourth quarter of 2025, reflecting an improvement in certain economic factors.

Stockholders’ Equity

The Company paid a semiannual dividend of $0.78 to shareholders on December 1, 2025, resulting in a total dividend for 2025 of $1.51 per share. Stockholders’ equity increased when December 31, 2025 is compared with September 30, 2025 due to net income and improvement in unrealized losses on available for sale securities, which are reflected, net of tax, in accumulated other comprehensive loss. Accumulated other comprehensive loss is excluded from the Bank’s regulatory capital and does not affect regulatory capital ratios. The Bank is considered well capitalized, with capital ratios substantially higher than minimum regulatory requirements, and meets all requirements for borrowing from the FHLB.

About National Bankshares

National Bankshares, Inc., headquartered in Blacksburg, Virginia, is the parent company of The National Bank of Blacksburg, which does business as National Bank, and of National Bankshares Financial Services, Inc. National Bank is a community bank operating from 28 full-service offices, primarily in southwestern, western and central Virginia, and one loan production office in Charlottesville, Virginia. National Bankshares Financial Services, Inc. is an investment and insurance subsidiary in the same trade area. The Company’s stock is traded on the Nasdaq Capital Market under the symbol “NKSH.” Additional information is available at www.nationalbankshares.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, forward-looking statements can be identified by use of words such as “may,” “will,” “anticipates,” “believes,” “expects,” “plans,” “estimates,” “potential,” “continue,” “should,” and similar words or phrases. These statements are based upon current and anticipated economic conditions, nationally and in the Company’s market, interest rates and interest rate policy, competitive factors, and other conditions which by their nature, are not susceptible to accurate forecast and are subject to significant uncertainty. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, achievements, or trends will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the following: the level of inflation; interest rates; national and local economic conditions; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury, the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Consumer Financial Protection Bureau and the Federal Deposit Insurance Corporation, and the impact of any policies or programs implemented pursuant to financial reform legislation; unanticipated increases in the level of unemployment in the Company’s market; the quality or composition of the loan and/or investment portfolios; the sufficiency of the Company’s allowance for credit losses; demand for loan products; deposit flows, including impact on liquidity; competition; demand for financial services in the Company’s market; the real estate market conditions in the Company’s market; laws, regulations and policies impacting financial institutions; adverse developments in the financial industry generally, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer behavior; technological risks and developments, and cyber-threats, attacks or events; the Company’s technology initiatives; geopolitical conditions, including acts or threats of terrorism and/or military conflicts, or actions taken by the U.S. or other governments in response to acts or threats of terrorism and/or military conflicts; the occurrence of significant natural disasters, including severe weather conditions, floods, and other catastrophic events; the Company's ability to identify, attract, and retain experienced management, relationship managers, and support personnel, particularly in a competitive labor environment; performance by the Company’s counterparties or vendors; applicable accounting principles, policies and guidelines; the impact of public health events, including the adverse impact on our business and operations and on our customers; and other factors described from time to time in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. The Company does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

National Bankshares, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share and per share data)	December 31,	September 30,	December 31,
	2025	2025	2024
Assets
Cash and due from banks	$8,419	$9,192	$13,564
Interest-bearing deposits	50,831	33,113	94,254
Federal funds sold	-	-	299
Total cash and cash equivalents	59,250	42,305	108,117
Securities available for sale, at fair value	654,377	630,483	601,898
Mortgage loans held for sale	-	535	619
Loans:
Real estate construction loans	40,694	46,381	50,798
Consumer real estate loans	328,653	324,597	307,855
Commercial real estate loans	467,783	490,968	478,078
Commercial non real estate loans	52,018	53,532	51,844
Public sector and IDA loans	63,677	54,332	57,171
Consumer non real estate loans	47,101	47,135	42,867
Total loans	999,926	1,016,945	988,613
Less: deferred fees and costs	(616)	(543)	(663)
Loans, net of deferred fees and costs	999,310	1,016,402	987,950
Less: allowance for credit losses on loans ("ACLL")	(9,892)	(10,579)	(10,262)
Loans, net	989,418	1,005,823	977,688
Premises and equipment, net	20,318	19,812	18,131
Accrued interest receivable	6,538	6,677	6,469
Goodwill	10,718	10,718	10,718
Core deposit intangible, net	1,490	1,579	1,863
Bank-owned life insurance ("BOLI")	48,568	48,262	47,369
Other assets	33,829	36,213	38,764
Total assets	$1,824,506	$1,802,407	$1,811,636

Liabilities and Stockholders' Equity
Noninterest-bearing demand deposits	$313,022	$312,578	$290,088
Interest-bearing demand deposits	853,756	793,552	864,753
Savings deposits	142,645	140,635	143,109
Time deposits	317,510	315,139	346,802
Total deposits	1,626,933	1,561,904	1,644,752
Borrowings	-	50,000	-
Accrued interest payable	1,581	1,616	1,462
Other liabilities	11,084	9,667	9,013
Total liabilities	1,639,598	1,623,187	1,655,227
Commitments and contingencies
Stockholders' Equity
Preferred stock, no par value, 5,000,000 shares authorized; none issued and outstanding	-	-	-
Common stock of $1.25 par value and additional paid in capital. Authorized 10,000,000 shares; issued and outstanding 6,368,410 (including 5,039 unvested) shares at December 31, 2025, 6,366,001 (including 5,028 unvested) shares at September 30, 2025, and 6,363,371 (including 4,961 unvested) shares at December 31, 2024	$22,024	$21,974	$21,831
Retained earnings	202,558	201,643	196,343
Accumulated other comprehensive loss, net	(39,674)	(44,397)	(61,765)
Total stockholders' equity	184,908	179,220	156,409
Total liabilities and stockholders' equity	$1,824,506	$1,802,407	$1,811,636

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended
(in thousands, except share and per share data)	December 31,	September 30,	December 31,
	2025	2025	2024
Interest Income
Interest and fees on loans	$14,765	$14,232	$13,149
Interest on federal funds sold	-	-	3
Interest on interest-bearing deposits	426	740	758
Interest on securities – taxable	4,042	3,704	4,038
Interest on securities – nontaxable	336	334	335
Total interest income	19,569	19,010	18,283
Interest Expense
Interest on time deposits	2,792	2,907	3,557
Interest on other deposits	3,817	4,362	4,755
Interest on borrowings	314	67	-
Total interest expense	6,923	7,336	8,312
Net interest income	12,646	11,674	9,971
(Recovery of) provision for credit losses	(634)	306	(60)
Net interest income after (recovery of) provision for credit losses	13,280	11,368	10,031

Noninterest Income
Service charges on deposit accounts	690	681	709
Other service charges and fees	82	72	85
Credit and debit card fees, net	404	492	307
Trust income	615	700	581
BOLI income	306	304	298
Gain on sale of mortgage loans held for sale	55	92	36
Other income	474	196	260
Total noninterest income	2,626	2,537	2,276

Noninterest Expense
Salaries and employee benefits	5,353	5,114	5,108
Occupancy, furniture and fixtures	837	770	675
Data processing	889	848	1,029
FDIC assessment	204	210	222
Intangible asset amortization	89	92	100
Franchise taxes	350	350	373
Professional services	277	361	285
Merger-related expenses	-	-	25
Core system conversion expense	3	50	–
Other operating expenses	672	729	803
Total noninterest expense	8,674	8,524	8,620
Income before income taxes	7,232	5,381	3,687
Income tax expense	1,351	961	608
Net Income	$5,881	$4,420	$3,079
Basic net income per common share	$0.92	$0.70	$0.48
Diluted net income per common share	$0.92	$0.69	$0.48
Weighted average number of common shares outstanding, basic	6,361,494	6,360,973	6,356,949
Weighted average number of common shares outstanding, diluted	6,364,638	6,363,351	6,359,506
Dividends declared per common share	$0.78	$-	$0.78
Book value per common share	$29.04	$28.15	$24.58

National Bankshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Year Ended December 31,
(in thousands, except share and per share data)	2025	2024
Interest Income
Interest and fees on loans	$55,451	$47,912
Interest on federal funds sold	5	26
Interest on interest-bearing deposits	3,183	4,070
Interest on securities – taxable	15,331	16,682
Interest on securities – nontaxable	1,343	1,345
Total interest income	75,313	70,035
Interest Expense
Interest on time deposits	12,068	13,047
Interest on other deposits	17,303	20,675
Interest on borrowings	381	2
Total interest expense	29,752	33,724
Net interest income	45,561	36,311
(Recovery of) provision for credit losses	(16)	1,227
Net interest income after (recovery of) provision for credit losses	45,577	35,084

Noninterest Income
Service charges on deposit accounts	2,804	2,728
Other service charges and fees	310	371
Credit and debit card fees, net	1,679	1,448
Trust income	2,472	2,177
BOLI income	1,199	1,120
Gain on sale of mortgage loans held for sale	226	168
Other income	1,312	1,034
Total noninterest income	10,002	9,046

Noninterest Expense
Salaries and employee benefits	20,858	19,214
Occupancy, furniture and fixtures	3,077	2,650
Data processing	3,421	3,558
FDIC assessment	831	812
Intangible asset amortization	373	237
Franchise taxes	1,431	1,454
Professional services	1,446	1,051
Merger-related expense	-	2,916
Core system conversion expense	2,076	173
Other operating expenses	2,900	2,943
Total noninterest expense	36,413	35,008
Income before income tax expense	19,166	9,122
Income tax expense	3,340	1,499
Net Income	$15,826	$7,623
Basic net income per common share	$2.49	$1.24
Diluted net income per common share	$2.49	$1.24
Weighted average number of common shares outstanding, basic	6,359,960	6,161,428
Weighted average number of common shares outstanding, diluted	6,362,505	6,163,610
Dividends declared per common share	$1.51	$1.51
Book value per common share	$29.04	$24.58

National Bankshares, Inc.

Net Interest Margin

(Unaudited)

	Three Months Ended December 31, 2025			Three Months Ended September 30, 2025
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)(4)	$1,011,394	$14,922	5.85%	$1,010,041	$14,356	5.64%
Taxable securities (4)	624,957	4,042	2.57%	588,212	3,704	2.50%
Nontaxable securities (1)(4)	62,266	456	2.91%	62,730	454	2.87%
Federal funds sold	-	-	-	-	-	-
Interest-bearing deposits	49,497	426	3.41%	71,009	740	4.13%
Total interest-earning assets	$1,748,114	$19,846	4.50%	$1,731,992	$19,254	4.41%
Interest-bearing liabilities:
Interest-bearing demand deposits	$818,156	$3,764	1.83%	$827,977	$4,307	2.06%
Savings deposits	141,577	53	0.15%	141,197	55	0.15%
Time deposits(5)	318,446	2,792	3.48%	322,782	2,907	3.57%
Borrowings	28,929	314	4.31%	6,630	67	4.01%
Total interest-bearing liabilities	$1,307,108	$6,923	2.10%	$1,298,586	$7,336	2.24%
Net interest income and interest rate spread		$12,923	2.40%		$11,918	2.17%
Net interest margin			2.93%			2.73%

	Three Months Ended December 31, 2024
($ in thousands)	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)(4)	$995,259	$13,268	5.30%
Taxable securities (4)	619,575	4,038	2.59%
Nontaxable securities (1)(4)	63,079	455	2.87%
Federal funds sold	294	3	4.06%
Interest-bearing deposits	63,028	758	4.78%
Total interest-earning assets	$1,741,235	$18,522	4.23%
Interest-bearing liabilities:
Interest-bearing demand deposits	$836,486	$4,697	2.23%
Savings deposits	142,366	58	0.16%
Time deposits(5)	343,653	3,557	4.12%
Total interest-bearing liabilities	$1,322,505	$8,312	2.50%
Net interest income and interest rate spread		$10,210	1.73%
Net interest margin			2.33%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Included in loan interest income are loan fees and net accretion of deferred fees and costs of $142, $162 and $71 for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively. Also included is net accretion of acquisition discounts of $689, $700 and $322 for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.
(5)
Included in time deposit interest expense is net amortization of acquisition premiums of $20, $28 and $85 for the three months ended December 31, 2025, September 30, 2025 and December 31, 2024, respectively.

	Year Ended December 31,
	2025			2024
($ in thousands)	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
Interest-earning assets:
Loans (1)(2)(3)(4)	$1,006,277	$55,974	5.56%	$938,446	$48,397	5.16%
Taxable securities (4)	605,883	15,331	2.53%	626,040	16,682	2.66%
Nontaxable securities (1)(4)	62,700	1,824	2.91%	63,566	1,828	2.88%
Federal funds sold	114	5	4.39%	600	26	4.33%
Interest-bearing deposits	76,223	3,183	4.18%	76,211	4,070	5.34%
Total interest-earning assets	$1,751,197	$76,317	4.36%	$1,704,863	$71,003	4.16%
Interest-bearing liabilities:
Interest-bearing demand deposits	$842,479	$17,094	2.03%	$838,526	$20,444	2.44%
Savings deposits	142,547	209	0.15%	140,707	231	0.16%
Time deposits(5)	328,286	12,068	3.68%	313,842	13,047	4.16%
Borrowings	8,963	381	4.25%	57	2	3.51%
Total interest-bearing liabilities	$1,322,275	$29,752	2.25%	$1,293,132	$33,724	2.61%
Net interest income and interest rate spread		$46,565	2.11%		$37,279	1.55%
Net interest margin			2.66%			2.19%

(1)
Interest on nontaxable loans and securities is computed on a fully taxable equivalent basis using a federal income tax rate of 21%. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Included in loan interest income are loan fees and net accretion of deferred fees and costs of $503 and $245 for the twelve months ended December 31, 2025 and December 31, 2024, respectively. Also included are net accretion of acquisition discounts of $2,013 and $802 for the twelve months ended December 31, 2025 and December 31, 2024, respectively.
(3)
Includes loans held for sale and nonaccrual loans.
(4)
Daily averages are shown at amortized cost.
(5)
Included in time deposit interest expense is net amortization of acquisition premiums of $149 and $278 for the twelve months ended December 31, 2025 and December 31, 2024, respectively.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Three Months Ended
($ in thousands)	December 31,	September 30,	December 31,
	2025	2025	2024
Average Balances
Cash and due from banks	$8,299	$8,588	$13,937
Interest-bearing deposits	49,497	71,009	63,028
Securities available for sale, at fair value	633,461	587,811	612,680
Mortgage loans held for sale	252	494	197
Loans, gross	1,012,075	1,010,054	995,669
Loans, net of deferred fees and costs	1,011,142	1,009,547	995,062
Loans, net of deferred fees and costs and the ACLL	1,000,597	999,186	984,725
Intangible assets	12,259	12,354	12,643
Total assets	1,814,520	1,789,174	1,796,684

Noninterest-bearing demand deposits	$313,250	$307,743	$300,148
Interest-bearing demand and savings deposits	959,733	969,174	978,852
Time deposits	318,446	322,782	343,653
Total deposits	1,591,429	1,599,699	1,622,653
Total stockholders' equity	181,847	171,594	159,476

Financial Ratios
Return on average assets(1)	1.20%	0.99%	0.68%
Return on average equity(1)	12.00%	10.29%	7.63%
Efficiency ratio(2)	55.77%	58.62%	68.84%
Average equity to average assets	10.02%	9.59%	8.88%
Tangible common equity to tangible assets(3)	9.53%	9.32%	7.99%

Allowance for Credit Losses on Loans
Beginning balance	$10,579	$10,422	$10,328
(Recovery of) provision for credit losses	(644)	259	(70)
Charge-offs	(177)	(153)	(108)
Recoveries	134	51	112
Ending Balance	$9,892	$10,579	$10,262

(1)
The return on average assets and return on average equity are calculated by annualizing net income and dividing by average period-to-date assets or equity, respectively. The Company does not annualize certain income and expense items that are significant and may not be indicative of near-term future expected activity. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any unusual items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(3)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,208 as of December 31, 2025, $12,297 as of September 30, 2025 and $12,581 as of December 31, 2024. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Key Ratios and Other Data

(Unaudited)

	As of and for the Twelve Months Ended
($ in thousands)	December 31, 2025	December 31, 2024
Average Balances
Cash and due from banks	$10,641	$12,971
Interest-bearing deposits	76,223	76,211
Securities available for sale, at fair value	603,869	610,298
Mortgage loans held for sale	348	306
Loans, gross	1,006,578	938,694
Loans, net of deferred fees and costs	1,005,929	938,140
Loans, net of deferred fees and costs and the ACLL	995,531	928,293
Intangible assets	12,399	9,864
Total assets	1,809,631	1,744,441

Noninterest-bearing demand deposits	$305,115	$290,038
Interest-bearing demand and savings deposits	985,026	979,233
Time deposits	328,286	313,842
Total deposits	1,618,427	1,596,967
Total stockholders' equity	170,428	147,474

Financial Ratios
Return on average assets	0.87%	0.44%
Return on average equity	9.29%	5.17%
Efficiency ratio(1)	60.70%	68.90%
Average equity to average assets	9.42%	8.45%
Tangible common equity to tangible assets(2)	9.53%	7.99%

Allowance for Credit Losses on Loans
Beginning balance	$10,262	$9,094
Recovery of credit losses	(63)	(48)
Acquisition-related provision	–	1,290
Acquisition-related increase for purchased credit deteriorated loans	–	175
Charge-offs	(583)	(519)
Recoveries	276	270
Ending Balance	$9,892	$10,262

(1)
The efficiency ratio is calculated as noninterest expense divided by the sum of noninterest income and net interest income on a fully taxable equivalent basis. Noninterest income and noninterest expense are adjusted for any unusual items. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.
(2)
Tangible common equity and tangible assets exclude goodwill and intangible assets of $12,208 as of December 31, 2025 and $12,581 as of December 31, 2024. See “Reconciliation of Non-GAAP Financial Measures” at the end of this release.

National Bankshares, Inc.

Asset Quality Data

(Unaudited)

($ in thousands)	December 31,	September 30,	December 31,
	2025	2025	2024
Nonperforming Assets
Nonaccrual loans	$188	$2,027	$2,222
Total nonperforming assets	$188	$2,027	$2,222
Loans past due 90 days or more, and still accruing	$881	$283	$548

Asset Quality Ratios
Ratio of nonperforming loans to total loans(1)	0.02%	0.20%	0.22%
ACLL to total loans(1)	0.99%	1.04%	1.04%
Ratio of ACLL to nonperforming loans	5261.70%	521.90%	461.84%
Loans past due 90 days or more to total loans (1)	0.09%	0.03%	0.06%

(1)
Loans are net of deferred fees and costs.

National Bankshares, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

In addition to financial statements prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses certain non-GAAP financial measures that provide useful information for financial and operational decision making, evaluating trends, and comparing financial results to other financial institutions. Non-GAAP financial measures are supplemental and not a substitute for, or more important than, financial measures prepared in accordance with GAAP and may not be comparable to those reported by other financial institutions.

The non-GAAP financial measures presented in this document include the net interest margin, the efficiency ratio, the ratio of tangible common equity to tangible assets, adjusted return on average assets and adjusted return on average equity. For periods that are shorter than twelve months, the Company annualizes net income for the return on average assets and return on average equity. In order to prevent distortion, the Company does not annualize certain income and expense items that are significant and may not be indicative of near-term future expected activity.

The following tables present calculations underlying non-GAAP financial measures for the periods indicated.

(in thousands)	Three Months Ended
Net Interest Margin, FTE	December 31, 2025	September 30, 2025	December 31, 2024
Interest income (GAAP)	$19,569	$19,010	$18,283
Add: FTE adjustment	277	244	239
Interest income, FTE (non-GAAP)	19,846	19,254	18,522
Interest expense (GAAP)	6,923	7,336	8,312
Net interest income, FTE (non-GAAP)	$12,923	$11,918	$10,210
Average balance of interest-earning assets	$1,748,114	$1,731,992	$1,741,235
Net interest margin	2.93%	2.73%	2.33%

(in thousands)	Three Months Ended
Efficiency Ratio	December 31, 2025	September 30, 2025	December 31, 2024
Noninterest expense (GAAP)	$8,674	$8,524	$8,620
Less: merger-related expense	–	–	(25)
Less: core system conversion expense	(3)	(50)	–
Adjusted noninterest expense (non-GAAP)	$8,671	$8,474	$8,595
Noninterest income (GAAP)	$2,626	$2,537	$2,276
Net interest income, FTE (non-GAAP)	12,923	11,918	10,210
Total income for efficiency ratio (non-GAAP)	$15,549	$14,455	$12,486
Efficiency ratio	55.77%	58.62%	68.84%

(in thousands)	Three Months Ended
	December 31,	September 30,	December 31,
Annualized Net Income for Ratio Calculation	2025	2025	2024
Net income per GAAP	$5,881	$4,420	$3,079
Less: expenses not annualized:
ACLL recovery, net of tax of ($135) and ($13) for the periods ended December 31, 2025 and December 31, 2024, respectively	(509)	–	(47)
Merger-related expense, net of tax of $5 for the period ended September 30, 2024	–	–	20
Core system conversion expense, net of tax of $1 and $11 for the periods ended December 31, 2025 and September 30, 2025, respectively	2	39	–
Total non-annualized items	(507)	39	(27)
Adjusted net income	5,374	4,459	3,052
Adjusted net income, annualized	$21,321	$17,691	$12,142
Add: total non-annualized items	507	(39)	27
Annualized net income for ratio calculation (non-GAAP)	$21,828	$17,652	$12,169
Return on average assets (GAAP)	1.29%	0.98%	0.68%
Adjusted return on average assets (non-GAAP)	1.20%	0.99%	0.68%
Return on average equity (GAAP)	12.83%	10.22%	7.68%
Adjusted return on average equity (non-GAAP)	12.00%	10.29%	7.63%

The following tables present calculations underlying non-GAAP financial measures for the periods indicated.

	Year Ended December 31,
Net Interest Margin, FTE	2025	2024
Interest income (GAAP)	$75,313	$70,035
Add: FTE adjustment	1,004	968
Interest income, FTE (non-GAAP)	76,317	71,003
Interest expense (GAAP)	29,752	33,724
Net interest income, FTE (non-GAAP)	$46,565	$37,279
Average balance of interest-earning assets	$1,751,197	$1,704,863
Net interest margin (non-GAAP)	2.66%	2.19%

	Year Ended December 31,
Efficiency Ratio	2025	2024
Noninterest expense (GAAP)	$36,413	$35,008
Less: merger-related expense	-	(2,916)
Less: core system conversion expense	(2,076)	(173)
Adjusted noninterest expense (non-GAAP)	$34,337	$31,919
Noninterest income (GAAP)	$10,002	$9,046
Net interest income, FTE (non-GAAP)	46,565	37,279
Total income for efficiency ratio (non-GAAP)	$56,567	$46,325
Efficiency ratio (non-GAAP)	60.70%	68.90%

The following table presents calculations underlying non-GAAP financial measures as of the dates indicated.

	As of
(in thousands)	December 31,	September 30,	December 31,
	2025	2025	2024
Tangible Assets
Total assets (GAAP)	$1,824,506	$1,802,407	$1,811,636
Less: goodwill and intangible assets	(12,208)	(12,297)	(12,581)
Tangible assets (non-GAAP)	$1,812,298	$1,790,110	$1,799,055

Tangible Common Equity
Total stockholders' equity (GAAP)	$184,908	$179,220	$156,409
Less: goodwill and intangible assets	(12,208)	(12,297)	(12,581)
Tangible common equity (non-GAAP)	$172,700	$166,923	$143,828